UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2014

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35106	27-5403694
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 324-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.
On February 4, 2014, AMC Networks Inc. (the "Company") filed a Current Report on Form 8-K reporting that on January 31, 2014, certain subsidiaries of the Company completed the acquisition of substantially all of Chellomedia, the international content division of Liberty Global plc, a United Kingdom company.
This Form 8-K/A amends the Form 8-K the Company filed on February 4, 2014 to include the Chellomedia Group's audited combined financial statements as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 and year ended December 31, 2012, as required by Item 9.01(a)(1) of Form 8-K, and the unaudited pro forma condensed consolidated financial information related to the Chellomedia transaction, as required by Item 9.01(b)(1) of Form 8-K.
Item 9.01     Financial Statements and Exhibits.
(a)  Financial Statements of Business Acquired. Chellomedia Group's audited combined financial statements as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 and for the year ended December 31, 2012 are attached as Exhibit 99.1 to this Form 8-K/A.
(b)  Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial information related to the Chellomedia transaction is attached as Exhibit 99.2 to this Form 8-K/A.
(d) Exhibits.

Exhibit Number	Item

23	Consent of KPMG Accountants N.V.

99.1	Chellomedia Group Audited Combined Financial Statements as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 and year ended December 31, 2012.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	April 16, 2014	By:	/s/ Sean S. Sullivan
Sean S. Sullivan
Executive Vice President and Chief Financial Officer